UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

FIRST BANKSHARES, INC., 3535 Bridge Road, Suffolk, Virginia 23439

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective December 22, 2009, First Bankshares, Inc., a Virginia corporation (“First Bankshares”), and Xenith Corporation, a Virginia corporation (“Xenith”), completed the merger of Xenith with and into First Bankshares (the “Merger”), with First Bankshares being the surviving entity in the Merger. The Merger was completed in accordance with the terms of the Agreement of Merger and related Plan of Merger (the “Merger Agreement”), dated as of May 12, 2009 and as amended by Amendment No. 1, dated as of August 14, 2009 (“Amendment No. 1”), Amendment No. 2, dated as of October 15, 2009 (“Amendment No. 2”), Amendment No. 3, dated as of October 30, 2009 (“Amendment No. 3”), and Amendment No. 4, dated as of November 19, 2009 (“Amendment No. 4” and, collectively with Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Amendments”), between First Bankshares and Xenith. As noted in Item 5.03 of this Current Report on Form 8-K, at the effective time of the Merger, First Bankshares amended its articles of incorporation to, among other things, change its name to Xenith Bankshares, Inc. (“Xenith Bankshares”).

Pursuant to the terms of the Merger Agreement, First Bankshares shareholders were entitled to elect to retain their shares of First Bankshares common stock or to receive $9.23 in cash per share for some or all of their shares of First Bankshares common stock, subject to proration in the event the aggregate cash elections exceeded 569,074 shares (or 25% of shares outstanding immediately prior to the effective time of the Merger) (the “Cash Election Number”). As of 5:00 p.m., Eastern Time, on October 15, 2009, the deadline for First Bankshares shareholders to elect to receive cash for some or all of their shares of First Bankshares common stock, First Bankshares had received aggregate cash elections with respect to 1,165,311 shares of First Bankshares common stock, representing approximately 51.2% of the shares of First Bankshares common stock outstanding immediately prior to the effective time of the Merger.

Because aggregate cash elections exceeded the Cash Election Number, the cash elections were reduced proportionally. Pursuant to the terms of the Merger Agreement, a number of cash election shares held by each First Bankshares shareholder who made a cash election equal to the product of (1) 0.488345171 (or the Cash Election Number divided by the total number of cash election shares) and (2) the total number of cash election shares held by such shareholder was converted into the right to receive $9.23 in cash (with any resulting factional shares rounded down to the next whole share). Each cash election share that was not converted into the right to receive $9.23 in cash and each share of First Bankshares common stock for which a cash election was not made represented one share of Xenith Bankshares common stock immediately following the effective time of the Merger.

Pursuant to the terms of the Merger Agreement, each share of Xenith common stock outstanding immediately prior to the effective time of the Merger, was cancelled and converted automatically into the right to receive 0.8700 shares of validly issued, fully paid and nonassessable shares of Xenith Bankshares common stock (the “Exchange Ratio”). Based on the Exchange Ratio, an aggregate of 4,139,547 shares of Xenith Bankshares common stock will be issued to the former shareholders of Xenith in exchange for their shares of Xenith common stock. All fractional shares of Xenith Bankshares common stock that a Xenith shareholder would otherwise have been entitled to receive as a result of the Merger were aggregated and, if a fractional share resulted from such aggregation, such holder will receive, instead of the fractional share, an amount in cash equal to $9.23 multiplied by the fraction of a share of Xenith Bankshares common stock to which such holder would otherwise have been entitled.

Options to purchase shares of First Bankshares common stock outstanding at the effective time of the Merger remain outstanding as options to purchase shares of Xenith Bankshares common stock. An aggregate of 906,000 options and warrants to purchase shares of Xenith’s common stock outstanding at the effective time of the Merger were converted into an aggregate of 788,220 options and warrants to purchase shares of Xenith Bankshares common stock based on the Exchange Ratio.

Based on the foregoing and the fact that there were an aggregate of 2,276,298 shares of First Bankshares common stock and an aggregate of 94,493 options to purchase shares of First Bankshares common stock outstanding at the effective time of the Merger, there were an aggregate of 5,846,771 shares of Xenith Bankshares common stock outstanding immediately following the effective time of the Merger, with First Bankshares shareholders immediately prior to the effective time of the Merger beneficially owning approximately 26.8% of the combined company’s outstanding shares of common stock and Xenith shareholders immediately prior to the effective time of the Merger beneficially owning approximately 73.2% of the combined company’s outstanding shares of common stock, on a fully diluted basis.

The foregoing description of the Merger Agreement and the Amendments and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement and the Amendments. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by First Bankshares with the Securities and Exchange Commission (the “SEC”) on May 14, 2009; a copy of Amendment No. 1 was attached as Exhibit 2.2.1 to the Current Report on Form 8-K filed by First Bankshares with the SEC on August 14, 2009; a copy of Amendment No. 2 was attached as Exhibit 2.2.2 to the Current Report on Form 8-K filed by First Bankshares with the SEC on October 16, 2009; a copy of Amendment No. 3 was attached as Exhibit 2.2.3 to the Current Report on Form 8-K filed by First Bankshares with the SEC on November 5, 2009; and a copy of Amendment No. 4 was attached as Exhibit 2.2.4 to the Current Report on Form 8-K filed by First Bankshares with the SEC on November 25, 2009. The terms of the Merger Agreement and the Amendments are incorporated herein by reference.

On December 22, 2009, Xenith Bankshares issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Xenith Bankshares assumed the rights and obligations of Xenith under the leases described below by operation of law at the effective time of the Merger.

(a) James Center Lease. Xenith entered into a lease for its principal executive offices and main office, which are located at One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia (the “James Center Lease”). Its main office occupies the entire 17th floor of One James Center, comprising approximately 16,131 square feet. The term of the James Center

Lease is 62 months and commenced on November 1, 2008. During the first year of the James Center Lease, rent was $25.50 per square foot, and this base rent will escalate 2% annually on the gross rate throughout the term of the James Center Lease. Beginning in 2010, Xenith will pay its pro rata share of any increases in operating expenses, including building services, such as electrical, janitorial, sewage and water, and common area maintenance, such as landscaping and snow removal. Finally, Xenith has the right to renew the James Center Lease for two additional three-year terms at the greater of 95% of the market lease rate at the time of renewal or the base rent in effect immediately prior to the commencement of the extension period.

(b) Tysons Corner Lease. Xenith leases 6,935 square feet of space located on the 14th floor of 8200 Greensboro Drive in Tysons Corner in McLean, Virginia, including approximately 24 parking spaces (the “Tysons Corner Lease”). This location will serve as Xenith’s branch banking location in Northern Virginia following the completion of the Merger. The lease term commenced on approximately November 1, 2008 and will continue for 87 months with the option to extend the lease for an additional three years. Xenith pays an annual base rent of $246,192.50 for the initial year ($20,516.04 a month), which amount escalates over the term of the Tysons Corner Lease, plus its tenant’s share (2.67%) of operating expenses, including utilities, repair, maintenance, renovations, telephone service, sanitation, elevator maintenance and storm drainage and costs associated with licenses, certificates, insurance and management fees, among other things, and taxes.

(c) Boulders Lease. Xenith entered into a lease for its operations center in Richmond, which is located in Suite 410 on the fourth floor in the Boulders Center building, located at 1011 Boulder Springs Drive, Richmond, Virginia (the “Boulders Lease”). The Boulders Lease for 7,026 square feet of space commenced on December 1, 2008 and continues for 65 months. Rent was abated for the first five months of the lease in the total amount of $49,767.50, which, together with 10% interest per annum, compounded monthly, was amortized over the term of the Boulders Lease. On May 1, 2009, Xenith began paying rent in the amount of $119,442 per annum ($9,953.50 per month), which amount escalates over the term of the Boulders Lease, plus Xenith’s pro-rata share of operating expenses related to the building and the property, including taxes, insurance and costs of labor, supplies, equipment and tools used in operations and maintenance, utilities, maintenance and repairs, among other things.

The foregoing description of the James Center Lease, the Tysons Corner Lease and the Boulders Lease does not purport to be complete and is subject to, and qualified in its entirety by, reference to the James Center Lease, the Tysons Corner Lease (and related amendment) and the Boulders Lease (and related amendment), which are attached hereto as Exhibits 10.1, 10.2, 10.2.1, 10.3 and 10.3.1, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

To the extent applicable, the information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The shares of Xenith Bankshares common stock were offered and sold to the former shareholders of Xenith in the Merger in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D of the rules and regulations of the

SEC promulgated thereunder. The former shareholders of Xenith purchased their shares of Xenith common stock in Xenith’s
June 2009 private offering, which was made in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D of the rules and regulations of the SEC promulgated thereunder. Each of the former Xenith shareholders received the information contained in the Definitive Joint Proxy Statement on Schedule 14A (File No. 000-53380) filed by First Bankshares with the SEC on August 31, 2009, as amended by the Supplemental Joint Proxy Statement filed by First Bankshares with the SEC on September 29, 2009 (collectively, the “Proxy Statement”).

Item 3.03.	Material Modification of Rights of Security Holders.

To the extent applicable, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountants.

The Merger was treated as a “reverse acquisition” for accounting purposes. The SEC has released guidance that, unless the same independent accountant reported on the most recent financial statements of both the accounting acquirer (Xenith) and the acquired company (First

Bankshares), a reverse acquisition results in a change in accountants. Prior to the completion of the Merger, Xenith’s independent accountant was Ernst & Young LLP (“E&Y”), and First Bankshares’ independent accountant was Witt Mares, PLC (“Witt Mares”).

(a) Dismissal of E&Y. On December 22, 2009, following the completion of the Merger, Xenith Bankshares dismissed E&Y as its independent accountant, upon the approval of the Audit Committee of Xenith Bankshares’ Board of Directors.

The audit report on the financial statements of Xenith for the period from February 19, 2008 (inception) to December 31, 2008 issued by E&Y did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles, except that E&Y’s report, dated April 27, 2009, contained an explanatory paragraph related to Xenith’s ability to continue as a going concern.

During the period from February 19, 2008 (inception) to December 31, 2008 and the subsequent interim period through September 30, 2009, (1) there were no disagreements between Xenith and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its report on Xenith’s financial statements for such periods, and (2) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

Xenith Bankshares requested that E&Y furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of E&Y’s letter, dated December 22, 2009, is attached hereto as Exhibit 16.1.

(b) Engagement of Witt Mares. On December 22, 2009, following the completion of the Merger, the Audit Committee of Xenith Bankshares’ Board of Directors approved the engagement of Witt Mares to audit Xenith Bankshares’ financial statements as of and for the fiscal year ending December 31, 2009.

During the period from February 19, 2008 (inception) to December 31, 2008 and the subsequent interim period from January 1, 2009 through December 22, 2009, Xenith did not consult Witt Mares in regards to Xenith’s financial statements, which were audited by E&Y as its independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on Xenith’s financial statements or the type of audit opinion that might be rendered on Xenith Bankshares’ financial statements or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto) or a reportable event (as described in
Item 304(a)(1)(v) of Regulation S-K).

During First Bankshares’ fiscal years ended December 31, 2008 and 2007 and the subsequent interim period from January 1, 2009 through December 22, 2009, First Bankshares did consult Witt Mares in regards to First Bankshares’ financial statements, which were audited by Witt Mares as its independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed and (2) the type of audit opinion that was rendered on First Bankshares’ financial statements or might be rendered on First Bankshares’ financial statements. During such fiscal years and subsequent interim period, First Bankshares did not consult Witt Mares in regards to First Bankshares’ financial statements with respect to any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of
Regulation S-K and the related instruction thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

To the extent applicable, the information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Directors. In connection with the Merger, immediately prior to the effective time of the Merger, the following directors resigned from First Bankshares’ Board of Directors: Jonie N. Mansfield; Robert M. Moore, Jr.; Darrell G. Swanigan; Clinton L. Varner; Jack W. Webb, Jr.; and Clay K. White.

Immediately following the effective time of the Merger, the three remaining directors of Xenith Bankshares’ Board of Directors adopted a resolution increasing the size of Xenith Bankshares’ Board of Directors from nine to 10 directors and appointed the following individuals, who were members of Xenith’s Board of Directors immediately prior to the effective time of the Merger, to Xenith Bankshares’ Board of Directors: Malcolm S. McDonald (Chairman); T. Gaylon Layfield, III; Palmer P. Garson; Brian D. Jones; Robert J. Merrick; Scott A. Reed; and Mark B. Sisisky. These seven directors, together with Larry L. Felton, Peter C. Jackson and James E. Turner, Jr., will serve as directors of Xenith Bankshares until its 2010 annual meeting of shareholders or until the election or appointment of their successors.

Xenith Bankshares’ Board of Directors designated the following directors to serve as members of the committees of the Board of Directors listed below:

Asset/Liability Management Committee

Malcolm S. McDonald (Chairman)

Larry L. Felton

T. Gaylon Layfield, III

Scott A. Reed

Mark B. Sisisky

Audit Committee

Mark B. Sisisky (Chairman)

Larry L. Felton

Palmer P. Garson

Robert J. Merrick

Compensation/Governance/Nominating Committee

Palmer P. Garson (Chairman)

Malcolm S. McDonald

Mark B. Sisisky

James E. Turner, Jr.

Executive Committee

Malcolm S. McDonald (Chairman)

Brian D. Jones

T. Gaylon Layfield, III

Robert J. Merrick

James E. Turner, Jr.

Loan and Credit Policy Committee

Robert J. Merrick (Chairman)

Peter C. Jackson

Brian D. Jones

T. Gaylon Layfield, III

Malcolm S. McDonald

Xenith Bankshares’ Board of Directors has affirmatively determined that Ms. Garson and Messrs. McDonald, Merrick, Sisisky, Felton, Jackson and Turner are “independent” directors in accordance with the NASDAQ listing standards.

In addition, Xenith Bankshares’ Board of Directors has determined that each of the members of the Audit Committee is financially literate under the NASDAQ listing standards and the rules promulgated by the SEC. The Board of Directors has also determined that Mr. Merrick is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC.

Xenith Bankshares’ policy with respect to the compensation of directors has not been determined as of the date of this Current Report on Form 8-K.

Following the completion of the Merger, BCP Fund I Virginia Holdings, LLC (“BCP Fund LLC”) is the direct beneficial owner of 3,045,000 or approximately 52.1% of the outstanding shares of Xenith Bankshares common stock. These shares were acquired by BCP Fund LLC in Xenith Corporation’s June 2009 private offering and were converted into shares of Xenith Bankshares common stock in the Merger. BankCap Partners Fund I, L.P. (“BankCap Partners Fund”) is the sole member of BCP Fund LLC. The general partner of BankCap Partners Fund is BankCap Partners GP, L.P. (“BankCap Partners GP”). The general partner of BankCap Partners GP is BankCap Equity Fund, LLC (“BankCap LLC”). Brian D. Jones and Scott A. Reed are the managers of BankCap LLC.

Under the terms of the Investor Rights Agreement, dated as of June 26, 2009 (the “Original Agreement”), as amended by the First Amendment thereto, dated as of December 21, 2009 (the “First Amendment” and, collectively with the Original Agreement, the “Investor Rights Agreement”), BankCap Partners Fund and its affiliates and all of the former directors and executive officers of Xenith who became directors and executive officers of Xenith Bankshares and who purchased shares of Xenith Corporation in its private offering have agreed to vote their shares of Xenith Bankshares common stock in favor of (1) one designee of BankCap Partners Fund for election to Xenith Bankshares’ Board of Directors for so long as BankCap Partners Fund or any of its affiliates is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with respect to Xenith Bankshares and (2) one additional designee of BankCap Partners Fund for election to Xenith Bankshares’ Board of Directors for so long as BankCap Partners Fund and its affiliates own 25% or more of the outstanding shares of Xenith Bankshares common stock.

The Investor Rights Agreement also provides that BankCap Partners Fund and any other holder of 20% or more of the outstanding shares of Xenith common stock following completion of the Xenith private offering will have certain rights to require Xenith Bankshares to register for resale their shares of common stock under the Securities Act. All holders of Xenith common stock who purchased in its private offering will have the right to participate in these registered resale offerings, subject to reduction with BankCap Partners Fund and the 20% holders having priority over other former Xenith shareholders. Xenith Bankshares assumed the rights and obligations of Xenith under the Investor Rights Agreement by operation of law at the effective time of the Merger.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Original Agreement and the First Amendment, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Xenith entered into a licensing and administrative support agreement with an affiliate of BankCap Partners Fund (the “licensor”) pursuant to which the licensor granted Xenith a perpetual sublicense to use and otherwise access an extensive library of intellectual property that the licensor licenses from a third-party licensor. Xenith Bankshares assumed the rights and obligations of Xenith under the licensing and administrative support agreement by operation of law at the effective time of the Merger. Under the licensing and administrative support agreement, as amended, the licensor also provides certain administrative support services, including (1) ongoing support and administrative updates with respect to the licensed materials, (2) coordinating communications relating to bank management best practices, (3) financial modeling, peer group formation, analysis and benchmarking, (4) performing market research on significant intra-market competitors, and (5) providing input on capital raising strategies. The term of the sublicense is perpetual and the administrative support services will continue to be provided for one year after the completion of the Merger unless the agreement is earlier terminated as follows: (a) Xenith Bankshares may terminate the agreement, or any portion of the agreement, upon a material breach by the licensor that remains uncured for 30 days after written notice from Xenith Bankshares to the licensor; (b) the licensor may terminate the agreement for a material payment default by Xenith Bankshares that remains uncured for a period of 30 days after written notice from the licensor to Xenith Bankshares; and (c) Xenith Bankshares may terminate the agreement, or any portion of the agreement, for convenience at any time after the fee (described below) is paid in full upon 60 days prior notice of the effective date of such termination from Xenith Bankshares to the licensor. Xenith paid the licensor a total fee of $600,000 for the license and administrative support services upon the completion of the Merger.

In addition, Xenith reimbursed BankCap Partners Fund $197,300 for certain direct and adequately documented expenses it incurred on Xenith’s behalf during its organizational phase, including, but not limited to, legal, professional recruiting and travel expenses.

(b) Officers. In connection with the Merger, immediately prior to the effective time of the Merger, the following individuals resigned as officers of First Bankshares: Darrell G. Swanigan, President and Chief Executive Officer (Principal Executive Officer); Robert E. Clary, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer); James R. A. Stanley, Jr., Executive Vice President and Chief Credit Officer; and Keith B. Hawkins, Executive Vice President and Commercial Loan Officer. Messrs. Swanigan, Clary, Stanley and Hawkins will serve as officers of Xenith Bank, Xenith Bankshares’ wholly-owned subsidiary (“Xenith Bank”). Mr. Swanigan will serve as Executive Vice President of Xenith Bank and President of Xenith Bank’s Hampton Roads Region, Mr. Clary will serve as Senior Vice President and Controller of Xenith Bank, Mr. Stanley will serve as Senior Vice President and Commercial Loan Officer of Xenith Bank and Mr. Hawkins will serve as Senior Vice President—Credit Risk Management of Xenith Bank.

Immediately following the effective time of the Merger, Xenith Bankshares’ Board of Directors elected the following individuals as officers of Xenith Bankshares: T. Gaylon Layfield, III, President and Chief Executive Officer (Principal Executive Officer); and Thomas W. Osgood, Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer (Principal Financial Officer). In addition, Mr. Clary was designated as Xenith Bankshares’ Principal Accounting Officer, a designation he held with First Bankshares prior to the completion of the Merger.

As noted above, following the completion of the Merger, Mr. Layfield, 58, serves as President and Chief Executive Officer of both Xenith Bankshares and Xenith Bank, and as the President of Timber Resource Management, L.L.C., a privately held timber investment management organization. He served as President, Chief Executive Officer and a member of the Board of Directors of Xenith Corporation from February 19, 2008 through December 21, 2009, having previously served in various increasing roles of responsibility with Signet Banking Corporation, a $12 billion bank holding company that was acquired by First Union Corporation (now Wells Fargo & Company), from 1975 until Signet’s acquisition in November 1997.

From December 1996 to November 1997, Mr. Layfield was President and Chief Operating Officer of Signet and served on Signet’s Board of Directors, its Management Committee, its Asset and Liability Committee and its Credit Policy Committee. Mr. Layfield served as Senior Executive Vice President and on Signet’s Management and Senior Credit Committees from 1988 to 1996. From 1991 until 1996, Mr. Layfield was responsible for Signet’s Consumer Banking, which included the branch delivery system, Signet Financial Services, Signet Mortgage Company, Educational Funding, Telephone Banking Center, Trust/Affluent and Small Business, having previously been head of Signet’s commercial line of business from 1987 to 1991.

Mr. Layfield served as Executive Vice President from 1986 to 1988, Regional Executive Officer of Signet’s Hampton Roads Region from 1983 to 1986, officer-in-charge of Signet’s National/International division from 1982 to 1983 and officer-in-charge of Commercial Lending for Signet’s Capital Division from 1980 to 1982. He joined Signet in 1975 as an international credit analyst and for the next five years, he held various positions in the International Division, including officer-in-charge of Business Development.

As noted above, following the completion of the Merger, Mr. Osgood, 54, serves as Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer both of Xenith Bankshares and Xenith Bank. He served as Chief Financial Officer and Chief Administrative Officer of Xenith Corporation from February 19, 2008 through December 21, 2009. From January 1998 to May 2007, Mr. Osgood was with East Coast Fire Protection, Inc. (“ECFP”), where he was an owner and served as Executive Vice President and a member of the Board of Directors and the Board’s Executive Committee. At ECFP, Mr. Osgood’s roles included leading Marketing and Sales and the Management Representative for the company’s quality program ISO 9001:2000. Mr. Osgood was also closely involved in balance sheet and financing activity, including raising equity, subordinated debt and senior debt capital. He also helped lead efforts on mergers and acquisitions activity, including valuations, due diligence, and integration activities; and he assisted in the oversight of corporate functions.

Prior to founding ECFP, Mr. Osgood was with Signet Banking Corporation from 1983 until its acquisition by First Union Corporation (now Wells Fargo & Company) in November 1997. In 1996-1997, Mr. Osgood helped lead a year long process focusing on total bank re-engineering and reported to the President and Chief Operating Officer. From 1992 to 1996, Mr. Osgood was a Senior Vice President and reported to the Chief Credit Officer. He developed and led an integrated risk management practice; implemented quantitative tools to measure risks in credit portfolios; led credit portfolio reporting and industry risk analysis; managed the bank’s allowance for loan losses; and worked directly with outside auditors and regulators to verify its adequacy. From 1988 to 1992, Mr. Osgood was a Vice President and then a Managing Director of Signet Investment Banking Corporation where he worked with clients in many industries on business plans and implications for financing strategies; raised debt and equity capital to fund organic growth and acquisitions; performing valuations and worked on numerous purchase and sale transactions; and developed and executed interest rate hedging strategies for clients. From 1983 to 1988, Mr. Osgood was a lender and relationship manager working with clients in many industries.

Prior to joining Signet, Mr. Osgood was with Wachovia Bank from 1978 to 1983, where he completed the retail banking program and was promoted to branch manager then completed the corporate banking development program and was promoted to bank officer and corporate banker handling commercial credit relationships in Raleigh and Durham, North Carolina.

There are no family relationships requiring disclosure pursuant to Item 401(d) of Regulation S-K. Neither Mr. Layfield nor Mr. Osgood has been party to any transaction with Xenith Bankshares requiring disclosure pursuant to Item 404(a) of
Regulation S-K.

On May 8, 2009, Xenith entered into employment agreements, which became effective at the effective time of the Merger, with each of Messrs. Layfield and Osgood. Xenith Bankshares assumed the rights and obligations of Xenith under these employment agreements by operation of law at the effective time of the Merger.

The term of Mr. Layfield’s employment is for 24 months and began December 22, 2009. The term of Mr. Layfield’s employment will be extended for additional 12-month periods unless proper notice of termination of the employment agreement is given.

The employment agreement provides that Mr. Layfield will receive an initial base salary of $260,000 per year. In addition, he may receive incentive compensation awarded from time-to-time by the Compensation/Governance/Nominating Committee of Xenith Bankshares’ Board of Directors and subject to any approval required by the Board of Directors, applicable laws and governing regulatory agencies or authorities, based on Xenith Bankshares’ attainment of performance goals established by the Board of Directors in consultation with the Compensation/Governance/Nominating Committee. Mr. Layfield was also awarded under his employment agreement options to purchase an aggregate of 80,000 shares of Xenith common stock, with the grant of the option to purchase the first 50,000 shares, at an exercise price of $10.00 per share, effective on May 8, 2009, and the grant of the remaining 30,000 shares was effective on June 26, 2009. In the Merger, these options were converted into options to purchase 43,500 and 26,100 shares of Xenith Bankshares common stock at an exercise price of $11.49 per share. These options will have a 10-year term and will vest in three equal installments on each anniversary of the completion of the Merger.

Additionally, as soon as practical after Xenith Bank achieves annual profitability, Mr. Layfield will be granted options to purchase 80,000 shares of Xenith Bankshares common stock, provided that annual profitability is obtained prior to the third anniversary of completion of the Merger. These options will (1) be granted at a price determined by the Compensation/Governance/Nominating Committee in accordance with the Xenith Bankshares stock incentive plan, (2) vest in three equal installments on each anniversary of the date that the Merger was completed, and (3) become 100% vested upon Xenith Bankshares’ termination of Mr. Layfield’s employment without cause or by Mr. Layfield for good reason.

Mr. Layfield will also receive other customary benefits such as participation in incentive, retirement, and benefit plans, and benefits in the event of disability. If Mr. Layfield’s employment is terminated with cause, he will have no right to compensation or other benefits, with the exception of vested benefits under any employee benefit plan, after the termination for cause. If Mr. Layfield’s employment is terminated other than for cause and no change of control event has occurred, he (or his beneficiaries or estate in the case of his subsequent death), will receive as liquated damages a severance payment equal to the sum of (1) any incentive compensation paid to him during the 12 months preceding the termination of his employment under his employment agreement plus (2) the greater of one year of his then-current base salary or his then-current base salary that would have been paid over the remaining balance of the initial 24-month term, referred to herein as total compensation. Total compensation will be paid in 12 equal monthly installments beginning 30 days following the termination, and incentive compensation will be paid in a lump sum on the first day of the seventh month following the termination. Mr. Layfield will receive two times his total compensation if his employment is terminated without cause or for good reason in connection with a change of control to be paid in the same manner described above. Additionally, all options granted to Mr. Layfield to purchase shares of Xenith Bankshares common stock will become 100% vested following his termination in the case of a termination without cause or following a change of control or for good reason and during the period when Mr. Layfield and his eligible dependents will be entitled to continued health plan coverage pursuant to applicable law (“COBRA coverage”), Xenith Bankshares will reimburse Mr. Layfield on a monthly basis for any amounts he pays for his and his eligible dependents’ COBRA coverage. If Mr. Layfield’s right to COBRA coverage ends before the second anniversary of the event of Mr. Layfield’s termination, Xenith Bankshares will make cash payments to him on a monthly basis, beginning the month following and ending 24 months after the termination of his employment, equal to the COBRA coverage monthly premium for the type and level of coverage provided to Mr. Layfield and his eligible dependents immediately prior to the cessation of the COBRA coverage. As a precondition to payment of severance, COBRA coverage and other payments, in all cases, Mr. Layfield will execute a full release and waiver of all known or unknown claims and causes of action he might have, have had or may have against Xenith Bankshares. The employment agreement also provides that, during his employment and for a period of 12 months following the termination of his employment, Mr. Layfield will be restricted from soliciting customers or employees of Xenith Bankshares or otherwise competing with Xenith Bankshares within Virginia.

The employment agreement between Xenith Bankshares and Mr. Osgood contains terms substantially similar to those in Mr. Layfield’s employment agreement with the following adjustments made to elements of compensation. Mr. Osgood will receive an initial base salary of $225,000. In addition, he was granted options to purchase 40,000 shares of Xenith common stock at an exercise price of $10.00 per share. In the Merger, these options were converted into options to purchase an aggregate of 34,800 shares of Xenith Bankshares common stock at an exercise price of $11.49 per share. These options have a 10-year term and will vest in three equal installments on each anniversary of the completion of the Merger. He will be granted options to purchase 40,000 shares of Xenith Bankshares common stock after annual profitability is achieved.

The foregoing description of the employment agreements with Messrs. Layfield and Osgood does not purport to be complete and is subject to, and qualified in its entirety by, reference to the employment agreements for Messrs. Layfield and Osgood, which are attached hereto as Exhibits 10.4 and 10.5, respectively, and incorporated herein by reference.

On December 22, 2009, Xenith Bank entered into employment agreements with Mr. Swanigan, who, as noted above, will serve as Executive Vice President of Xenith Bank and President of Xenith Bank’s Hampton Roads Region, and Keith B. Hawkins, who will serve as Senior Vice President—Credit Risk Management of Xenith Bank. The employment agreements between Xenith Bankshares and Messrs. Swanigan and Hawkins contains terms substantially similar to those in Mr. Layfield’s employment agreement except that the term of Mr. Hawkins’ employment is for 12 months and with the following adjustments made to elements of compensation. Messrs. Swanigan and Hawkins will receive an initial base salary of $212,000 and $150,000, respectively. In addition, Mr. Swanigan will be granted options to purchase 7,500 shares of Xenith Bankshares common stock as soon as practicable after the effective date of his employment agreement at an exercise price equal to the fair market value of Xenith Bankshares’ common stock on the date of grant. These options will have a 10-year term and will vest in three equal installments on each anniversary of the completion of the Merger. Finally, Mr. Swanigan will be granted options to purchase 7,500 shares of common stock of Xenith Bankshares after annual profitability is achieved at an exercise price equal to the fair market value of Xenith Bankshares’ common stock on the date of grant.

The foregoing description of the employment agreements with Messrs. Swanigan and Hawkins does not purport to be complete and is subject to, and qualified in its entirety by, reference to the employment agreements for Messrs. Swanigan and Hawkins, which are attached hereto as Exhibits 10.6 and 10.7, respectively, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Articles of Incorporation. At the annual meeting of First Bankshares shareholders held on October 15, 2009, First Bankshares shareholders approved the following amendments to the combined company’s Articles of Incorporation, which were effective at the effective time of the Merger:

•	an amendment to change the name of First Bankshares, Inc. to Xenith Bankshares, Inc.;

•	an amendment to increase the number of authorized shares of common stock of the combined company from 10 million to 100 million;

•	an amendment to authorize the issuance of up to 25 million shares of preferred stock of the combined company;

•	an amendment to amend certain shareholder voting requirements;

•	an amendment to establish cause as the sole standard for removing directors; and

•	an amendment to amend the procedures for persons other than directors and officers seeking indemnification from the combined company.

The amendments to the Articles of Incorporation are more fully described on page 109 in the Proxy Statement and the Amended and Restated Articles of Incorporation of Xenith Bankshares are more fully described on pages 154 through 159 in the Proxy Statement, which information is incorporated herein by reference. The foregoing description of the amendments to the Articles of Incorporation and the description set forth in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Amended and Restated Articles of Incorporation of Xenith Bankshares, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

(b) Amendments to Bylaws. In addition, pursuant to the terms of the Merger Agreement, the combined company’s Bylaws were amended and restated at the effective time of the Merger. The principal amendments are set forth below:

•	provide that Xenith Bankshares’ Board of Directors must consist of no fewer than eight directors and no more than 20 directors;

•	delete the provision repeating the current default voting standard under Virginia law applicable in the election of directors;

•

include a provision, as permitted under Virginia law, to opt out of the Virginia control acquisition statute, which applies to certain transactions that cause the voting strength of any person acquiring beneficial ownership of shares of a Virginia corporation to meet or exceed certain threshold percentages (20%, 33-1/3% or 50%) of the total votes entitled to be cast for the election of directors;

•

authorize Xenith Bankshares to use more modern methods of giving notice of meetings of shareholders and directors, respectively, as now or in the future authorized by Virginia law, including by electronic transmissions to the extent consented to by the shareholder or director; and

•	allow for issuance, transfer and assignment of uncertificated shares of Xenith Bankshares common stock.

The amendments also include changes to the provisions requiring advance notice to Xenith Bankshares of proposals by shareholders to conduct items of business or nominate directors, respectively.

•

Any shareholder entitled to vote in the election of directors generally may submit proposals for consideration at the annual meeting of shareholders or nominate one or more persons for election as director(s) at the annual meeting of shareholders only if written notice of the shareholder’s intent to submit such proposals is received by the Secretary of Xenith Bankshares not less than 120 days prior to the date of the anniversary of the immediately preceding annual meeting.

•

Each notice of a shareholder’s intention to bring business before an annual meeting, and each notice of a shareholder’s intention to make a nomination for director, will have to contain (1) certain identifying information of the proposing or nominating shareholder, (2) a description of any agreement that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person, on whose behalf the proposal or nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination or proposal is made with respect to, shares of stock of Xenith Bankshares, (3) a description of any agreement with respect to such proposal or nomination between or among the shareholder and any other person or affiliate on whose behalf the proposal or nomination is made, and (4) a representation that the shareholder will notify Xenith Bankshares of changes in certain of the disclosed information.

•

Each notice of a shareholder’s intention to bring business before the annual meeting will have to also include (1) a brief description of the business desired to be brought before the annual meeting (with the complete text of any resolutions to be presented at the annual meeting) and the reasons for conducting such business at the meeting, and (2) a description of any material interest of the shareholder in such business.

•

Each notice of a shareholder’s intention to make a nomination for director must also contain (1) information regarding the nominee that would have been required to be included in a proxy statement if the nominee had been, or was intended to be, nominated by the board of directors, (2) a description of all arrangements and relationships between the shareholder and each nominee and any other person pursuant to which nominations are to be made by the shareholder, and (3) the nominee’s written consent to serve as a director of Xenith Bankshares, if elected.

First Bankshares held its 2009 annual meeting of shareholders on September 29, 2009. As contemplated by the Amended and Restated Bylaws, Xenith Bankshares intends to hold its 2010 annual meeting of shareholders on May 6, 2010. Because Xenith Bankshares changed the date of its 2010 annual meeting by more than 30 days from the date of First Bankshares’ 2009 annual meeting, notice of a shareholder’s intention to bring business before or to make a nomination for director at the 2010 annual meeting must be received by Xenith Bankshares’ Corporate Secretary a reasonable time before Xenith Bankshares mails its proxy materials for its 2010 annual meeting. Any shareholder proposal to which Rule 14a-8 of the Securities Exchange Act of 1934, as amended, applies will be subject to the separate notice and other provisions of that rule.

The Amended and Restated Bylaws of Xenith Bankshares are more fully described on pages 154 through 159 in the Proxy Statement, which description is incorporated by reference herein. The foregoing description of the Amended and Restated Bylaws of Xenith Bankshares and the description of the Amended and Restated Bylaws of Xenith Bankshares set forth in the Proxy Statement do not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended and Restated Bylaws of Xenith Bankshares, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

3.1	Amended and Restated Articles of Incorporation of Xenith Bankshares.

3.2	Amended and Restated Bylaws of Xenith Bankshares.

4.1	Investor Rights Agreement, dated as of June 26, 2009, among Xenith Corporation and the Investor Shareholders and Other Shareholders Listed on Exhibit A thereto.

4.2	First Amendment to Investor Rights Agreement, dated as of December 21, 2009, among Xenith Corporation, BCP Fund I Virginia Holdings, LLC and the Holders listed on Exhibit A thereto.

10.1	Deed of Lease, dated as of July 14, 2008, between James Center Property, LLC, and Xenith Bank (in organization).

10.2	Office Lease, dated as of November 5, 2008, between Greensboro Drive Property LLC and Xenith Bank (in organization).

10.2.1	First Modification Agreement, dated as of June 8, 2009, between Greensboro Drive Property LLC and Xenith Corporation (formerly known as Xenith Bank (in organization)).

10.3	Service Agreement, dated as of September 26, 2008, between Parkway Properties LP and Xenith Bank (in organization).

10.3.1	First Amendment to Service Agreement, dated as of July 10, 2009, between Parkway Properties LP and Xenith Corporation (formerly known as Xenith Bank (in organization)).

10.4	Employment Agreement, dated as of May 8, 2009, between Xenith Corporation and T. Gaylon Layfield, III.

10.5	Employment Agreement, dated as of May 8, 2009, between Xenith Corporation and Thomas W. Osgood.

10.6	Employment Agreement, dated as of December 22, 2009, between Xenith Bankshares, Inc. and Darrell G. Swanigan.

10.7	Employment Agreement, dated as of December 22, 2009, between Xenith Bankshares, Inc. and Keith B. Hawkins.

16.1	Letter, dated December 22, 2009, from Ernst &Young LLP to the SEC.

99.1	Press Release issued by Xenith Bankshares on December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008

XENITH BANKSHARES, INC.

By:	/s/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Incorporation of Xenith Bankshares.

3.2	Amended and Restated Bylaws of Xenith Bankshares.

4.1	Investor Rights Agreement, dated as of June 26, 2009, among Xenith Corporation and the Investor Shareholders and Other Shareholders Listed on Exhibit A thereto.

4.2	First Amendment to Investor Rights Agreement, dated as of December 21, 2009, among Xenith Corporation, BCP Fund I Virginia Holdings, LLC and the Holders listed on Exhibit A thereto.

10.1	Deed of Lease, dated as of July 14, 2008, between James Center Property, LLC, and Xenith Bank (in organization).

10.2	Office Lease, dated as of November 5, 2008, between Greensboro Drive Property LLC and Xenith Bank (in organization).

10.2.1	First Modification Agreement, dated as of June 8, 2009, between Greensboro Drive Property LLC and Xenith Corporation (formerly known as Xenith Bank (in organization)).

10.3	Service Agreement, dated as of September 26, 2008, between Parkway Properties LP and Xenith Bank (in organization).

10.3.1	First Amendment to Service Agreement, dated as of July 10, 2009, between Parkway Properties LP and Xenith Corporation (formerly known as Xenith Bank (in organization)).

10.4	Employment Agreement, dated as of May 8, 2009, between Xenith Corporation and T. Gaylon Layfield, III.

10.5	Employment Agreement, dated as of May 8, 2009, between Xenith Corporation and Thomas W. Osgood.

10.6	Employment Agreement, dated as of December 22, 2009, between Xenith Bankshares, Inc. and Darrell G. Swanigan.

10.7	Employment Agreement, dated as of December 22, 2009, between Xenith Bankshares, Inc. and Keith B. Hawkins.

16.1	Letter, dated December 22, 2009, from Ernst & Young LLP to the SEC.

99.1	Press Release issued by Xenith Bankshares on December 22, 2009.